F      FRIEDMAN  LLP
                          ACCOUNTANTS AND ADVISORS

March 2, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549-7561

File Number 000-27131

Dear Sirs/Madams:

We have read Item 4.01 of Transfer Technology International Corp.’s Form 8-K dated March 2, 2011 and we agree with the statements relating to Friedman LLP made under Item 4.01 concerning our firm.

Yours truly,

/s/ FRIEDMAN LLP

Friedman LLP

100 EAGLE ROCK AVENUE, EAST HANOVER, NJ 07936 T 973.929.3500 F 973.929.3501  WWW.FRIEDMANLLP.COM
OFFICES IN NEW YORK CITY; NEW JERSEY; LONG ISLAND AND AN INDEPENDENT MEMBER FIRM OF DFK WITH OFFICES WORLDWIDE                                                                               DFK INTERNATIONAL